UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

WEBSIDESTORY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31613 (Commission File Number)	33-0072173 (IRS Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 546-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2004, WebSideStory, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) relating to the public offering of 5,000,000 shares of the Company’s common stock, par value $0.001 per share, at a price to the public of $8.50 per share, pursuant to the Company’s Registration Statements on Form S-1 (File Nos. 333-115916 and 333-119322). Pursuant to the terms of the Underwriting Agreement, the sale of such shares occurred on October 1, 2004. A copy of the Underwriting Agreement, entered into by and among the Company, certain selling stockholders named therein and Friedman, Billings, Ramsey & Co., Inc., RBC Capital Markets Corporation, William Blair & Company, L.L.C. and Roth Capital Partners, LLC (collectively, the “Underwriters”), is attached as Exhibit 1.1 hereto and is incorporated by reference herein. The selling stockholders named in the Underwriting Agreement granted to the Underwriters a 30-day option to purchase up to an additional 750,000 shares at the initial public offering price to cover over-allotments, if any. The Company made certain representations and warranties to the Underwriters in the Underwriting Agreement and has certain indemnification obligations under such agreement. The description of the Underwriting Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired — Not Applicable

(b) Pro Forma Financial Information — Not Applicable

(c) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 27, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSIDESTORY, INC.
Date: October 1, 2004	By:	/s/ Jeffrey W. Lunsford
Jeffrey W. Lunsford
President, Chief Executive Officer and Chairman

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 27, 2004.